                              EMPLOYMENT AGREEMENT

     This Agreement is made by and between TRIMAS CORPORATION, a Delaware corporation ("Company") and E.R "SKIP" AUTRY (hereinafter "Executive"), effective August 1, 2005 ("Effective Date"). In order to induce Executive to serve as its Chief Financial Officer ("CFO"), Company enters into this Agreement with Executive to set out the terms and conditions that will apply to
Executive's employment with Company during the term of this Agreement. Executive is willing to accept such employment and assignment and to perform services on the terms and conditions hereinafter set forth. It is therefore hereby agreed by and between the parties as follows:

     SECTION 1 - EMPLOYMENT.

     (a)  Scope. Company employs Executive as its CFO. In this capacity,
          Executive shall report to the President and Chief Executive Officer
          ("CEO"). Executive accepts employment in accordance with this
          Agreement and agrees to devote his full business time and efforts to the performance of his duties and responsibilities hereunder.

     (b)  Other Activities. Nothing in this Agreement shall preclude Executive from engaging in charitable and community affairs or managing any passive investment (i.e., an investment with respect to which
          Executive is in no way involved with the management or operation of the entity in which Executive has invested) to the extent that such activities do not conflict with any provision of this Agreement, provided that Executive shall not, without the prior approval of the
          Board of Directors of Company (the "Board"), serve as a director or trustee of any other corporation, association or entity, or own more than two percent (2%) of the equity of any publicly traded entity.

     SECTION 2 - TERM OF AGREEMENT. This Agreement shall govern the terms of
Executive's employment from the Effective Date until the earlier of the date that is six (6) months following the date on which Company gives written notice to Executive of termination of the Agreement or the date that either party terminates Executive's employment under this Agreement. Executive shall not be guaranteed employment during the six (6) month period following any notice of termination of this Agreement ("Notice Period"). If employment terminates during a Notice Period, the rights and obligations of the parties shall be governed by the terms of this Agreement, notwithstanding that a notice of termination was given. The termination of this Agreement shall not be a termination of those provisions of this Agreement which by their terms survive the termination of this Agreement.

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     SECTION 3 - COMPENSATION.

     (a)  Salary. Company shall pay Executive at the rate of Three Hundred and
          Thirty thousand dollars ($330,000) per annum ("Base Salary"). Base
          Salary shall be payable in accordance with the ordinary payroll practices of Company and shall be subject to all applicable federal, state and local withholding and reporting requirements. Base Salary may be adjusted by the CEO during the term of this Agreement.

     (b)  Annual Value Creation Plan ("AVCP"). Executive shall be eligible to participate in the AVCP, a copy of which has been provided to
          Executive, subject to all the terms and conditions of such plan, as such plan may be modified from time to time.

     SECTION 4 - EMPLOYEE BENEFITS.

     (a)  Employee Retirement Benefit Programs, Welfare Benefit Programs, Plans
          and Practices. Company shall provide Executive with coverage under any retirement benefit programs, welfare benefit programs, plans and practices, that Company makes available to its senior executives, in accordance with the terms thereof, as such programs, plans and practices may be amended from time to time in accordance with their terms.

     (b)  Vacation. Executive shall be entitled to twenty (20) business days of paid vacation each calendar year, which shall be taken at such times as are consistent with Executive's responsibilities hereunder.
          Vacation days shall be subject to Company's general policies regarding vacation days, as such policies may be modified from time to time.

     (c)  Perquisites. During Executive's employment hereunder, Company shall provide Executive, subject to review and approval by the CEO, with such additional perquisites as are generally available to
          similarly-situated executives.

     (d)  Stock Options. Executive shall be eligible to participate in the
          TriMas Corporation 2002 Long Term Equity Incentive Plan in accordance with the terms and conditions of such plan and any grant agreements thereunder.

     SECTION 5 - EXPENSES. Subject to prevailing Company policy or such guidelines as may be established by the CEO or his delegee, Company will reimburse Executive for all reasonable expenses incurred by Executive in carrying out his duties.

     SECTION 6 - TERMINATION OF EMPLOYMENT. Executive remains an employee-at-will, subject to the terms of this Agreement, and his employment may be terminated by either party at any time for any reason by written notice. If employment terminates during the term of this Agreement, this Agreement shall govern the rights and responsibilities of the parties upon such termination. If employment terminates after this Agreement has terminated, this Agreement shall not apply except to the extent of those provisions that by their nature survive the term of this Agreement.

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     (a)  Termination Without Cause or for Good Reason. If Executive's
          employment is terminated during the term of this Agreement by Company for any reason other than Cause (as defined in Section 6(c) hereof),
          Disability (as defined in Section 6(e) hereof) or death, or if
          Executive's employment is terminated by Executive for Good Reason (as defined in Section 6(a) (2) hereof), then Company shall pay Executive the Severance Package. Termination of employment after this Agreement has terminated shall not be a termination under this Section 6(a).
          Likewise, a termination by Executive without Good Reason shall be a termination under Section 6(b) below and not a termination under this
          Section 6(a).

          (1)  For purposes of this Agreement, "Severance Package" shall mean:

               (A)  Base Salary continuation for twelve (12) months at
                    Executive's annual Base Salary rate in effect on the date of termination, subject to all applicable federal, state and
                    local withholding and reporting requirements. These salary continuation payments shall be paid in accordance with usual
                    Company payroll practices;

               (B)  An amount equal to the Average Bonus. For purposes of this
                    Agreement, "Average Bonus" shall be the average of the
                    annual bonuses paid to Executive by Company for the last
                    three full annual bonus terms, or such shorter period as
                    Executive has participated in Company's bonus program,
                    provided that if Executive has not completed a full year of service under this Agreement, the Average Bonus shall be
                    determined based on Executive's level of participation in
                    the AVCP for the year of termination with the payout rate
                    determined by reference to the average bonus, stated as a
                    percentage of base salary, paid to similarly-situated
                    executives in the preceding three full years. The Average
                    Bonus shall be paid in equal installments over the twelve
                    (12) month period described in Section 6(a)(1)(A) above,
                    subject to the same withholding and reporting requirements.
                    In addition, Executive shall receive the bonus for the most recently completed bonus term if a bonus has been declared for Executive for such term but not paid, and a pro rata
                    bonus for the year of termination through the date of
                    termination equal to the Average Bonus, multiplied by a
                    fraction the numerator of which is the number of days that
                    Executive was employed during such bonus term and the
                    denominator of which is 365. The prorated bonus shall be
                    paid in a single sum within ten (10) days of the termination of Executive's employment with Company. Any unpaid bonus
                    shall be paid in accordance with customary practices for
                    payment of bonuses under AVCP; and

               (C)  Continuation of medical benefits under Company group
                    benefits (including health, dental and prescription plans), as defined by the

                                        3

                    plan documents, until the earlier of twelve (12) months
                    following Executive's termination of employment or the date on which Executive becomes eligible to receive any medical benefits under any plan or program of any other employer;
                    provided, that Executive timely elects to continue group
                    health coverage under COBRA and subject to Company's COBRA policies. Executive will be charged and responsible for
                    payment of the COBRA premium equal to the employee portion of the premium for the selected coverage that Executive
                    would have paid if Executive continued to be a Company
                    employee. Company will pay the employer-portion of the
                    medical coverage. After the stated continuation period,
                    Executive will be responsible for 100% of the COBRA
                    premiums.

                    Any obligation to pay any portion of premium cost under this item may be settled, at Company's discretion, by a lump-sum payment of any remaining premiums.

               In connection with the Severance Package, Executive shall cease to be an active participant under Company retirement programs and other benefit plans pursuant to the terms of those plans. No amounts paid under this Agreement shall constitute compensation for purposes of any such retirement plan. Executive's rights to any accrued and vested benefits under a qualified retirement plan shall be determined in accordance with the applicable plan document.

               Except as stated in this Section 6(a) (1), Executive shall not be entitled to any other benefit or compensation from Company.

          (2)  For purposes of this Agreement, a termination of employment by
               Executive for "Good Reason" shall be a termination by Executive following the occurrence of any of the following events unless
               Company has cured as provided below:

               (A)  A material and permanent diminution in Executive's duties or responsibilities;

               (B)  A material reduction in the aggregate value of Base Salary and bonus opportunity; or

               (C)  A permanent reassignment of Executive to another primary office, or a relocation of Company office that is
                    Executive's primary office, unless Executive's primary
                    office following such reassignment or relocation is within thirty-five (35) miles of Executive's primary office before the reassignment or relocation or Executive's permanent
                    residence on the date of the reassignment or relocation.

                                        4

               Executive must notify Company of any event constituting Good
               Reason within one hundred twenty (120) days after Executive becomes aware of such event or such event shall not constitute
               Good Reason for purposes of this Agreement provided that Company shall have fifteen (15) days from the date of such notice to cure the Good Reason event. Executive cannot terminate his employment for Good Reason if Cause exists at the time of such termination.
               A termination by Executive following cure shall not be a
               termination for Good Reason. A failure of Executive to notify
               Company after the first occurrence of an event constituting Good
               Reason shall not preclude any subsequent occurrences of such event (or similar event) from constituting Good Reason.

     (b)  Voluntary Termination by Executive. If Executive terminates his employment with Company without Good Reason, then Company shall pay
          Executive his accrued unpaid Base Salary through the date of termination and the AVCP award for the most recently completed year if an award has been declared for such year but not paid. The accrued unpaid Base Salary amounts payable under this Section 6(b) shall be payable in a lump sum within ten (10) days of termination of employment. Any accrued unpaid bonus amounts payable under this
          Section 6(b) shall be payable in accordance with customary practices for payment of bonuses under AVCP. No prorated bonus for the year of termination shall be paid. Any other benefits under other plans and programs of Company in which Executive is participating at the time of
          Executive's termination of employment shall be paid, distributed, settled, or shall expire in accordance with their terms, and Company shall have no further obligations hereunder with respect to Executive following the date of termination of employment.

     (c)  Termination for Cause. If Executive's employment is terminated for
          Cause, Company shall pay Executive his accrued but unpaid Base Salary through the date of the termination of employment, and no further payments or benefits shall be owed. The accrued unpaid Base Salary amounts payable under this Section 6(c) shall be payable in a lump sum within ten (10) days of termination of employment. As used herein, the term "Cause" shall be limited to:

          (1)  Executive's conviction of or plea of guilty or nolo contendere to a crime constituting a felony under the laws of the United States or any state thereof or any other jurisdiction in which Company conducts business;

          (2)  Executive's willful misconduct in the performance of his duties to Company;

          (3)  Executive's willful and continued failure to follow the instructions of the Board or the CEO; or

                                        5

          (4)  Executive's willful and/or continued neglect of duties (other than any such neglect resulting from incapacity of Executive due to physical or mental illness);

          provided, however, that Cause shall arise under items (3) or (4) only following ten (10) days written notice thereof from Company which specifically identifies such failure or neglect and the continuance of such failure or neglect during such notice period. Any failure by
          Company to notify Executive after the first occurrence of an event constituting Cause shall not preclude any subsequent occurrences of such event (or a similar event) from constituting Cause.

     (d)  Termination Following a Change of Control. Notwithstanding any
          provision of Section 2 to the contrary, upon the occurrence of a
          Change of Control (as defined below), the Notice Period required to terminate this Agreement shall continue until the later of the date that is six (6) months from the date of such notice or the third anniversary of such Change of Control. In the event Executive's employment with Company terminates by reason of a Qualifying
          Termination (as defined below) within the three (3) years after a
          Change of Control, then, in lieu of the Severance Package, and subject to the limitations described in Section 7 below, Company shall provide
          Executive the following termination benefits:

          (1)  Termination Payments. Company shall pay Executive:

               (A)  A single sum payment equal to two hundred percent (200%) of
                    Executive's annual Base Salary rate in effect on the date of termination, subject to all applicable federal, state and
                    local withholding and reporting requirements. This
                    single-sum payment shall be paid within ten (10) days of
                    termination of employment;

               (B)  An amount equal to two hundred percent (200%) of the Average
                    Bonus, as that term has been defined above. In addition,
                    Executive shall receive the bonus for the most recently
                    completed bonus term if a bonus has been declared for such term but not paid, and a pro rata bonus for the year of
                    termination through the date of termination equal to the
                    Average Bonus, multiplied by a fraction the numerator of
                    which is the number of days that Executive was employed
                    during such bonus term and the denominator of which is 365.
                    The prorated bonus for the final year shall be paid as a
                    single sum within ten (10) days of termination of
                    employment. Any unpaid bonus shall be paid in accordance
                    with customary practices for payment of bonuses under AVCP.

               All payments under this Section 6(d), however, are subject to the timing rules, calculations and adjustments described in Sections
               7 and 8.

               (C)  Medical Benefits Continuation. Continuation of medical benefits under Company group benefits (including health,
                    dental and

                                        6

                    prescription plans), as defined by the plan documents, until the earlier of twenty four (24) months following the
                    Qualifying Termination or the date on which Executive
                    becomes eligible to receive any medical benefits under any plan or program of any other employer; provided, that
                    Executive timely elects to continue group health coverage
                    under COBRA and subject to Company's COBRA policies.
                    Executive will be charged and responsible for payment of the
                    COBRA premium equal to the employee portion of the premium for the selected coverage that Executive would have paid if
                    Executive continued to be a Company employee. Company will pay the employer-portion of the medical coverage. After the stated continuation period, Executive will be responsible
                    for 100% of the COBRA premiums.

               Any obligation to pay a portion of the premium cost under this item may be settled, at Company's discretion, by a lump-sum payment of any remaining premiums.

               In connection with the Termination Payments, Executive shall cease to be an active participant under Company retirement programs and other benefit plans pursuant to the terms of those plans. No amounts paid under this Agreement shall constitute compensation for purposes of any such retirement plan.
               Executive's rights to any accrued and vested benefits under a qualified retirement plan shall be determined in accordance with the applicable plan document.

               Except as stated in this Section 6(a)(2), Executive shall not be entitled to any other benefit or compensation from Company.

          (2)  Qualifying Termination. For purposes of this Agreement, the term
               "Qualifying Termination" means a termination of Executive's employment with the Company for any reason other than:

               (A)  death;

               (B)  Disability, as defined herein;

               (C)  Cause, as defined herein; or

               (D)  A termination by Executive without Good Reason, as defined herein.

          (3)  Change of Control Defined. "Change of Control" shall have the same meaning as in the Indenture dated as of June 6, 2002 among
               Company, each of the Guarantors named therein and the Bank of New
               York, as Trustee, relating to the 9 7/8 % Senior Subordinated
               Notes due 2012 of Company, as in effect on the date of this
               Agreement and regardless of whether or not such notes or
               Indenture are hereinafter discharged, defeased or repaid (the
               "Indenture"); and all defined terms used in such definition of
               Change of

                                        7

               Control shall the meanings ascribed thereto under the Indenture as well; provided that no acquisition by any employee benefit plan (or related trust) sponsored or maintained by Company or any of its subsidiaries shall result in a Change of Control
               hereunder.

     (e)  Disability. In the event that Executive is unable to perform his duties under this Agreement on account of a disability which continues for one hundred eighty (180) consecutive days or more, or for an aggregate of one hundred eighty (180) days in any period of twelve
          (12) months, Company may, in its discretion, terminate Executive's employment hereunder. Company's obligation to make payments under this
          Agreement shall, except for earned but unpaid Base Salary and AVCP awards, cease on the first to occur of (i) the date that is six (6)
          months after such termination or (ii) the date Executive becomes entitled to benefits under a Company-provided long-term disability program. For purposes of this Agreement, "Disability" shall be defined by the terms of Company's long-term disability policy, or, in the absence of such policy, as a physical or mental disability that prevents Executive from performing substantially all of his duties under this Agreement and which is expected to be permanent. Company may only terminate Executive on account of Disability after giving due consideration to whether reasonable accommodations can be made under which Executive is able to fulfill his duties under this Agreement.
          The commencement date and expected duration of any physical or mental condition that prevents Executive from performing his duties hereunder shall be determined by a medical doctor selected by Company. Company may, in its discretion, require written confirmation from a physician of Disability during any extended absence.

     (f)  Death. In the event of Executive's death before this Agreement terminates, all obligations of Company to make any further payments, other than an obligation to pay any accrued but unpaid Base Salary to the date of death and any accrued but unpaid bonuses under AVCP to the date of death, shall terminate upon Executive's death.

     (g)  No Duplication of Benefits. Notwithstanding any provision of this
          Agreement to the contrary, if Executive's employment is terminated for any reason, in no event shall Executive be eligible for payments under more than one subsection of this Section 6.

     (h)  Payments Not Compensation. Any participation by Executive in, and any terminating distributions and vested rights under, Company-sponsored retirement or savings plans, regardless of whether such plans are qualified or nonqualified for tax purposes, shall be governed by the terms of those respective plans. For purposes of determining benefits and the amounts to be paid to Executive under such plans, any salary continuation or severance benefits other than salary or bonus accrued before termination shall not be compensation for purposes of accruing additional benefits under such plans.

     (i)  Executive's Duty to Provide Materials. Upon the termination of
          Executive's employment for any reason, Executive or his estate shall surrender to Company all

                                        8

          correspondence, letters, files, contracts, mailing lists, customer lists, advertising material, ledgers, supplies, equipment, checks, and all other materials and records of any kind that are the property of
          Company or any of its subsidiaries or affiliates, that may be in
          Executive's possession or under his control, including all copies of any of the foregoing.

     (j)  Timing of Payments. Notwithstanding any provision of this Agreement to the contrary, if any amount payable under this Agreement is subject to
          Section 409A of the Internal Revenue Code, then the payment of such amount shall be restructured or delayed, as necessary, in a manner that preserves as far as practically possible the form and timing of benefit otherwise described herein, to ensure that the amount is paid in compliance with Section 409A; provided that Company does not by operation of this provision assume responsibility for compliance with
          Section 409A. The parties agree that Executive shall be responsible for any additional tax, interest or penalties under Section 409A arising out of payments under this Agreement.

     SECTION 7 - CAP ON PAYMENTS.

     (a)  General Rules. The Code may place significant tax burdens on Executive and Company if the total payments made to Executive due to a Change of
          Control exceed prescribed limits. In order to avoid this excise tax and the related adverse tax consequences for Company, by signing this
          Agreement, Executive will be agreeing that, subject to the exception noted below, the present value of Executive's Total Payments will not exceed an amount equal to Executive's Cap.

     (b)  Special Definitions. For purposes of this Section, the following specialized terms will have the following meanings:

          (1)  "Base Period Income". "Base Period Income" is an amount equal to
               Executive's "annualized includable compensation" for the "base period" as defined in Sections 280G(d)(1) and (2) of the Code and the regulations adopted thereunder. Generally, Executive's
               "annualized includable compensation" is the average of
               Executive's annual taxable income from Company for the "base period," which is the five calendar years prior to the year in which the Change of Control occurs. These concepts are
               complicated and technical and all of the rules set forth in the applicable regulations apply for purposes of this Agreement.

          (2)  "Cap" or "280G Cap". "Cap" or "280G Cap" shall mean an amount equal to 2.99 times Executive's "Base Period Income." This is the maximum amount which Executive may receive without becoming subject to the excise tax imposed by Section 4999 of the Code or which Company may pay without loss of deduction under Section
               280G of the Code.

          (3)  "Total Payments". The "Total Payments" include any "payments in the nature of compensation" (as defined in Section 280G of the
               Code and the

                                        9

               regulations adopted thereunder), made pursuant to this Agreement or otherwise, to or for Executive's benefit, the receipt of which is contingent on a Change of Control and to which Section 280G of the Code applies.

     (c)  Calculating the Cap and Adjusting Payments. If Company believes that these rules will result in a reduction of the payments to which
          Executive is entitled under this Agreement, it will so notify
          Executive as soon as possible. Company will then, at its expense, retain a "Consultant" (which shall be a law firm, a certified public accounting firm, and/or a firm of recognized executive compensation consultants) to provide an opinion or opinions concerning whether
          Executive's Total Payments exceed the limit discussed above. Company will select the Consultant. At a minimum, the opinions required by this Section must set forth the amount of Executive's Base Period
          Income, the present value of the Total Payments and the amount and present value of any excess parachute payments. If the opinions state that there would be an excess parachute payment, Executive's payments under this Agreement will be reduced to the Cap. Executive will be allowed to choose the payment that should be reduced or eliminated, but the payment Executive chooses to reduce or eliminate must be a payment determined by such Consultant to be includable in Total
          Payments. Executive's decision shall be in writing and delivered to
          Company within thirty (30) days of Executive's receipt of such opinions. If Executive fails to so notify Company, Company will decide which payments to reduce or eliminate. If the Consultant selected to provide the opinions referred to above so requests in connection with the opinion required by this Section, a firm of recognized executive compensation consultants selected by Company shall provide an opinion, upon which such Consultant may rely, as to the reasonableness of any item of compensation as reasonable compensation for services rendered before or after the Change of Control. If Company believes that
          Executive's Total Payments will exceed the limitations of this
          Section, it will nonetheless make payments to Executive, at the times stated above, in the maximum amount that it believes may be paid without exceeding such limitations. The balance, if any, will then be paid after the opinions called for above have been received. If the amount paid to Executive by Company is ultimately determined, pursuant to the opinion referred to above or by the Internal Revenue Service, to have exceeded the limitation of this Section, the excess will be treated as a loan to Executive by Company and shall be repayable on the ninetieth (90th) day following demand by Company, together with interest at the lowest "applicable federal rate" provided in Section
          1274(d) of the Code. If it is ultimately determined, pursuant to the opinion referred to above or by the Internal Revenue Service, that a greater payment should have been made to Executive, Company shall pay
          Executive the amount of the deficiency, together with interest thereon from the date such amount should have been paid to the date of such payment, at the rate set forth above, so that Executive will have received or be entitled to receive the maximum amount to which
          Executive is entitled under this Agreement.

     (d)  Effect of Repeal. In the event that the provisions of Sections 280G and 4999 of the Code are repealed without succession, this Section shall be of no further force or

                                       10

          effect.

     (e)  Exception. The Consultant selected pursuant to Section 7(c) will calculate Executive's "Uncapped Benefit" and Executive's "Capped
          Benefit." The limitations of Section 7(a) shall not apply to
          Executive's benefit if the Company reasonably determines that the amount of the Uncapped Benefit that would be retained by Executive, after payment of all applicable taxes by Executive, including excise tax (but not the amount of any excise tax arising from any payment under Section 8), exceeds the Capped Benefit, after payment by
          Executive of all applicable taxes. If the after tax amount of the
          Uncapped Benefit that would be retained by Executive is equal to or less than the after tax amount of the Capped Benefit that would be retained by Executive, then payments to Executive shall be adjusted, as necessary, so Executive's Capped Benefit is not exceeded, as provided in Section 7(a). For this purpose, Executive's "Uncapped
          Benefit" is the amount to which Executive would be entitled pursuant to Section 6(d), without regard to the limitations of Section 7(a).
          Executive's "Capped Benefit" is the amount to which Executive would be entitled pursuant to Section 6(d) after the application of the limitations of Section 7(a). In making this determination the Company shall use Executive's total presumed taxes. "Total presumed taxes"
          means all federal, state and local income taxes, excise taxes and employment taxes. Executive's total presumed taxes shall be conclusively calculated using a combined tax rate equal to the sum of the maximum marginal federal and applicable state and local income tax rates and employment and excise tax rates. The state tax rate for
          Executive's principal place of residence will be used and no adjustments will be made for the deduction of state taxes on the federal return, any deduction of federal taxes on a state return, the loss of itemized deductions or exemptions, or for any other purpose.

     SECTION 8 - PAYMENT OF EXCISE TAX.

     (a)  If the Cap imposed by Section 7(a) does not apply to Executive because of the exception provided by Section 7(e), Company shall pay Executive an amount, in addition to the payments otherwise due hereunder, that is calculated to equal the amount of excise tax that Executive will incur under Section 4999 of the Code in connection with Total Payments and this payment under Section 8. This amount will be calculated by the Consultant and will paid by Company, less applicable tax withholdings, as soon possible after the amount of the Uncapped
          Benefit is determined. No adjustment shall be required if the actual amount of the excise tax is more or less than the amount calculated by the Consultant.

     SECTION 9 - NOTICES. All notices or communications hereunder shall be in writing, addressed as follows:

          To Company:       TriMas Corporation
                            39400 Woodward Ave.
                            Suite 130
                            Bloomfield Hills, MI 48304
                            Attn: Vice President, Human Resources

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          with a copy to:

                            TriMas Corporation
                            39400 Woodward Ave.
                            Suite 130
                            Bloomfield Hills, MI 48304
                            Attn: General Counsel

          To Executive:     E. R. "Skip" Autry
                            287 Suffield
                            Birmingham, Michigan 48009

Any such notice or communication shall be delivered by hand or by courier or sent certified or registered mail, return receipt requested, postage prepaid, addressed as above (or to such other address as such party may designate in a notice duly delivered as described above), and the third (3rd) business day after the actual date of mailing shall constitute the time at which notice was given.

     SECTION 10 - SEPARABILITY; LEGAL FEES. If any provision of this Agreement shall be declared to be invalid or unenforceable, in whole or in part, such invalidity or unenforceability shall not affect the remaining provisions hereof which shall remain in full force and effect. In the event of a dispute by
Company, Executive or others as to the validity or enforceability of, or liability under, any provision of this Agreement, Company shall reimburse
Executive for all reasonable legal fees and expenses incurred by him in connection with such dispute if Executive substantially prevails in the dispute and if Executive has not substantially prevailed in such dispute one-half (1/2)
the amount of all reasonable legal fees and expenses incurred by him in connection with such dispute except to the extent Executive's position is found by a tribunal of competent jurisdiction to have been frivolous.

     SECTION 11 - ASSIGNMENT AND ASSUMPTION. This contract shall be binding upon and inure to the benefit of the heirs and representatives of Executive and the assigns and successors of Company, but neither this Agreement nor any rights or obligations hereunder shall be assignable or otherwise subject to hypothecation by Executive (except by will or by operation of the laws of intestate succession) or by Company, except that Company may assign this Agreement to any successor (whether by merger, purchase or otherwise) to all or substantially all of the stock, assets or business of Company.

     SECTION 12 - AMENDMENT. This Agreement may only be amended by written agreement of the parties hereto.

     SECTION 13 - NON-COMPETITION; NON-SOLICITATION; CONFIDENTIALITY.

     (a)  Executive represents that acceptance of employment under this
          Agreement and performance under this Agreement are not in violation of any restrictions or covenants under the terms of any other agreements to which Executive is a party.

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     (b)  Executive acknowledges and recognizes the highly competitive nature of the business of Company and accordingly agrees that, in consideration of this Agreement, the rights conferred hereunder, and any payment hereunder, while he is employed by Company and for the two (2) year period following the termination of Executive's employment with
          Company, whether such termination occurs before or after this
          Agreement has terminated, for any reason ("Non-Compete Term"),
          Executive shall not engage, either directly or indirectly, as a principal for Executive's own account or jointly with others, or as a stockholder in any corporation or joint stock association, or as a partner or member of a general or limited liability entity, or as an employee, officer, director, agent, consultant or in any other advisory capacity in any business other than Company or its subsidiaries which designs, develops, manufacturers, distributes, sells or markets the type of products or services sold, distributed or provided by Company or its subsidiaries during the two (2) year period prior to the date of employment termination (the "Business"); provided that nothing herein shall prevent Executive from owning, directly or indirectly, not more than five percent (5%) of the outstanding shares of, or any other equity interest in, any entity engaged in the
          Business and listed or traded on a national securities exchanges or in an over-the-counter securities market.

     (c)  During the Non-Compete Term, Executive shall not (i) directly or indirectly employ or solicit, or receive or accept the performance of services by, any active employee of Company or any of its subsidiaries who is employed primarily in connection with the Business, except in connection with general, non-targeted recruitment efforts such as advertisements and job listings, or directly or indirectly induce any employee of Company to leave Company, or assist in any of the foregoing, or (ii) solicit for business (relating to the Business) any person who is a customer or former customer of Company or any of its subsidiaries, unless such person shall have ceased to have been such a customer for a period of at least six (6) months.

     (d)  Executive shall not at any time (whether during or after his employment with Company) disclose or use for Executive's own benefit or purposes or the benefit or purposes of any other person, firm, partnership, joint venture, association, corporation or other business organization, entity or enterprise other than Company and any of its subsidiaries, any trade secrets, information, data, or other confidential information of Company, including but not limited to, information relating to customers, development programs, costs, marketing, trading, investment, sales activities, promotion, credit and financial data, financing methods, plans or the business and affairs of Company generally, or of any subsidiary of Company, unless required to do so by applicable law or court order, subpoena or decree or otherwise required by law, with reasonable evidence of such determination promptly provided to Company. The preceding sentence of this paragraph (d) shall not apply to information which is not unique to Company or which is generally known to the industry or the public other than as a result of Executive's breach of this covenant.
          Executive agrees that upon termination of employment with Company for any reason, Executive will return to Company immediately all memoranda, books, papers, plans, information, letters and other data, and all copies thereof or therefrom, in any way

                                       13

          relating to the business of Company and its subsidiaries, except that
          Executive may retain personal notes, notebooks and diaries. Executive further agrees that Executive will not retain or use for Executive's account at any time any trade names, trademark or other proprietary business designation used or owned in connection with the business of
          Company or its subsidiaries.

     (e)  It is expressly understood and agreed that although Executive and
          Company consider the restrictions contained in this Section 13 to be reasonable, if a final judicial determination is made by a court of competent jurisdiction that the time or territory or any other restriction contained in this Agreement is an unenforceable restriction against Executive, the provisions of this Agreement shall not be rendered void but shall be deemed amended to apply as to such maximum time and territory and to such maximum extent as such court may judicially determine or indicate to be enforceable. Alternatively, if any tribunal of competent jurisdiction finds that any restriction contained in this Agreement is unenforceable, and such restriction cannot be amended so as to make it enforceable, such finding shall not affect the enforceability of any of the other restrictions contained herein.

     (f)  As a condition to the receipt of any benefits described in this
          Agreement, Executive shall be required to execute an agreement pursuant to which Executive releases any claims he may have against
          Company and agrees to the continuing enforceability of the restrictive covenants of this Agreement.

     (g)  This Section 13 will survive the termination of this Agreement.

     SECTION 14 - REMEDIES. Executive acknowledges and agrees that Company's remedies at law for a breach or threatened breach of any of the provisions of
Section 13 would be inadequate and, in recognition of this fact, Executive agrees that, in the event of such a breach or threatened breach, in addition to any remedies at law, Executive shall forfeit all payments otherwise due under this Agreement and shall return any Severance Package payment made. Moreover,
Company, without posting any bond, shall be entitled to seek equitable relief in the form of specific performance, temporary restraining order, temporary or permanent injunction or any other equitable remedy which may then be available.

     SECTION 15- SURVIVORSHIP. The respective rights and obligations of the parties hereunder shall survive any termination of this Agreement to the extent necessary to the intended preservation of such rights and obligations. The provisions of this Section 15 are in addition to the survivorship provisions of any other section of this Agreement.

     SECTION 16 - DISPUTE RESOLUTION; GOVERNING LAW. Any dispute related to or arising under this Agreement shall be resolved in accordance with the TriMas
Dispute Resolution Policy in effect at the time such dispute arises. The TriMas
Dispute Resolution Policy in effect at the time of this Agreement is attached to this Agreement. This Agreement and any dispute related hereto shall be governed by and construed under Michigan law, without regard to conflict of law and principles.

                                       14

     SECTION 17 - EFFECT ON PRIOR AGREEMENTS. This Agreement contains the entire understanding between the parties hereto and supersedes in all respects any prior or other agreement or understanding, both written and oral, between
Company, any parent, subsidiary or affiliate of Company or any predecessor of
Company or parent, subsidiary, or affiliate of any predecessor of Company and
Executive.

     SECTION 18 - WITHHOLDING. Company shall be entitled to withhold from payment any amount of withholding required by law.

     SECTION 19 - SECTION HEADINGS AND CONSTRUCTION. The headings of sections in this Agreement are provided for convenience only and will not effect its construction or interpretation. All references to "Section" or "Sections" refer to the corresponding section or sections of this Agreement unless otherwise specified. All words used in this Agreement will be construed to be of such gender or number as circumstances require.

     SECTION 20 - COUNTERPARTS. This Agreement may be executed in one (1) or more counterparts, each of which will be deemed to be an original copy of this
Agreement and all of which, when taken together, will be deemed to constitute one and the same Agreement.

                                       15

     Intending to be legally bound hereby, the parties have executed this
Agreement on the dates set forth next to their names below.

                                                          COMPANY

                                                     TRIMAS CORPORATION

                8/1/2005                          By: /s/ Dwayne Newcom
----------------------------------------              ------------------
                  Date
                                           Its: Vice President - Human Resources

                                                         EXECUTIVE

                8/4/2005                              /s/ E. R. Autry
----------------------------------------              ---------------
                  Date                                  E. R. Autry

                                       16